UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2009

MINERALS TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-3295	25-1190717

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Lexington Avenue, New York, NY	10174-0002

(Address of principal executive offices)	(Zip Code)

(212) 878-1800

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Executive Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

At its meeting on May 11, 2009, the Compensation Committee of the Board of Directors of Minerals Technologies Inc. (the "Corporation") amended the Corporation's 2001 Stock Award and Incentive Plan (the "Plan") as follows, with respect to grants made under the Plan after March 18, 2009:

•  Changed the definition of the term "Change in Control" in the Plan to refer to "30%" rather than "15%" each time that number is contained in that definition; and

•  Provided that the vesting, acceleration, and exercisability of awards under the Plan triggered by a Change in Control would occur only following termination of a participant's employment by his or her employer, or the participant's termination of employment as a result of a material diminution of his or her duties.

The Plan is subject to approval of the Corporation's shareholders at its Annual Stockholders' Meeting on May 20, 2009.  The amended 2001 Stock Award and Incentive Plan is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
	(d)	Exhibits
		10.1	Amended 2001 Stock Award and Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERALS TECHNOLOGIES INC.
(Registrant)

	By:	/s/ Kirk G. Forrest

	Name:	Kirk G. Forrest
	Title:	Vice President, General Counsel and Secretary

Date: May 11, 2009

MINERALS TECHNOLOGIES INC.
EXHIBIT INDEX

Exhibit No. __________	Subject Matter ____________________________________________________________

10.1	Amended 2001 Stock Award and Incentive Plan